UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2017

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2017, Black Box Corporation (the “Company”) announced that its Board of Directors (the “Board”) appointed Mr. David J. Russo as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately (and, in those roles, he will serve as the Company's principal financial officer and principal accounting officer). Mr. Russo succeeds Mr. Anthony J. Massetti in these positions. The Company previously announced Mr. Massetti’s intention to depart the Company.

Mr. Russo, age 58, most recently served as the Senior Vice President, Chief Financial Officer and Treasurer of L. B. Foster Company (a manufacturer and distributor of products and services for transportation and energy infrastructure) since 2002. He previously served as Corporate Controller of WESCO International Inc. from 1999 to 2002. Mr. Russo holds a B.B.A. in accounting from Notre Dame University.

In connection with Mr. Russo’s appointment as Senior Vice President, Chief Financial Officer and Treasurer of the Company, the Company entered into an offer letter and the Company’s standard executive officer agreement with Mr. Russo.

Pursuant to the offer letter, Mr. Russo will be paid an annual base salary of $370,000. It is expected that, subject to Board approval, he will be eligible to receive an annual bonus with a target bonus equal to 60% of his annual base salary and a long-term incentive with a target payout of 150% of his base salary. As an officer, he will be entitled to the benefit of the Company’s directors’ and officers’ insurance.

The standard executive officer agreement provides for certain benefits in the event of a qualifying termination of his employment following a change-in-control of the Company (a so-called “double trigger” agreement). The agreement does not provide any severance benefits prior to a change-in-control of the Company and does not provide for any tax gross-up of severance payments. The agreement contains provisions regarding non-competition, confidentiality and intellectual property. The original term of the agreement is five (5) years with an automatic renewal on a one-year basis thereafter absent notice of non-renewal six (6) months prior to the renewal date; provided, however, that if a change-in-control occurs during the initial or any renewal period, the agreement will survive until the second anniversary of the date of the change-in-control.

Mr. Russo will receive an initial equity grant of time-based restricted stock units with a grant date value of $200,000. These restricted stock units vest in three (3) equal annual installments.

These summaries are qualified in their entirety by reference to the offer letter and agreement with Mr. Russo attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference thereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter between the Company and David J. Russo dated March 20, 2017
10.2	Agreement between the Company and David J. Russo dated April 24, 2017
99.1	Press release dated April 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: April 24, 2017    By: /s/ Ronald Basso
Ronald Basso
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter between the Company and David J. Russo dated March 20, 2017
10.2	Agreement between the Company and David J. Russo dated April 24, 2017
99.1	Press release dated April 24, 2017

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